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                                                                  EXHIBIT 10.1.7
                                                                  --------------

                             EMPLOYMENT AGREEMENT
                             --------------------

          AGREEMENT made as October 10, 1997 by and between SLF Corporation, a Delaware corporation ("Acquisition") and Robert Feltz ("Executive").
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                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, the Executive is presently employed as an executive officer of Scovill Fasteners Inc., a Delaware corporation ("Fasteners"); and
                                                     ---------

          WHEREAS, Acquisition has agreed to purchase all of the outstanding capital stock of KSCO Acquisition Corporation, a Delaware corporation ("Parent"), pursuant to that certain Stock Purchase Agreement dated as of even
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date herewith among Parent, its stockholders and Acquisition, KSCO Acquisition
Corporation;

          WHEREAS, concurrently with such purchase, Acquisition will merge with and into Parent, and then Parent will merge with and into Fasteners, with Fasteners surviving the mergers (such survivor, the "Company") (such purchase
                                                     -------
and such mergers are referred to herein as the "Transactions");
                                                ------------

          WHEREAS, Acquisition believes that it is in the best interest of the Company to assure the continued services of the Executive under the terms and conditions set forth herein.

          NOW THEREFORE, in consideration of the premises and of the mutual covenants and conditions herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

          1.   Employment.  Contingent and effective upon the closing of the
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Transactions (the date and time of such closing, the "Closing Date") and the
                                                      ------------
implementation of the Term Sheet attached hereto as Exhibit A, the Company
                                                    ---------
hereby employs Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions herein contained. The Executive's principal office and responsibilities shall be that of Executive Vice President-Business Development of the Company, and Executive Vice President - Business Development of those of the Company's principal subsidiaries as so designated from time
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to time by the Board of Directors of the Company. Executive shall perform such reasonable duties consistent with such office as shall be assigned to him from time to time by the Board of Directors of the Company in that capacity and, in the absence of such assignment, such services customary to such office and as are necessary to the operations of the Company and its subsidiaries.

          2.   Term of Agreement.  The initial term (the "Initial Term") of this
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Agreement shall be the period from the Closing Date to the third anniversary of such date. After the initial term, this Agreement shall automatically renew for additional terms of one (1) year unless, not less than ninety (90) days before the next termination date of the Agreement, a party provides notice in writing to the other party that it does not intend to renew the Agreement.

          3.   Compensation.
               ------------

          (a) Base Salary. The Company shall pay, and Executive shall accept, as compensation for services rendered hereunder the following annual base salaries (the "Base Salary"), during the term of this Agreement payable in
               -----------
monthly installments in accordance with the prevailing salary payroll practices of the Company, subject to Section 8 hereof and to such further deductions as are agreed to by Executive:

     -    Salary for year one = $156,250

     -    Salary for year two = $156,250

     -    Salary for year three = $156,250.

          In the event this Agreement continues beyond the Initial Term, Executive's salary for subsequent years shall be negotiated between Executive and the Company, but in no event shall it be less than the amount set forth above for year three.

          (b) Benefit Plans. Executive shall be entitled to participate in such benefit plan or plans of the Company, now in existence or which may hereafter during the term of this Agreement become effective for senior executives of the Company, except for any severance benefit or any other benefit duplicative of the benefits otherwise provided under this Agreement. Nothing in this Section shall be deemed to prevent the Company from altering or abolishing any of such plans or benefits provided.
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          (c)  Vacation.  During the term of this Agreement, Executive shall be entitled to paid vacation in accordance with the established policy of the Company in effect at the relevant time. Executive also shall be entitled to all paid holidays and personal days given by the Company.

          (d) Expenses. The Company shall pay or reimburse Executive upon submission of vouchers or receipts for all reasonable out-of-pocket expenses for entertainment, travel, meals, hotel accommodations and the like, incurred by him that are in accordance with the expense reimbursement policy of the Company.

          (e) Incentive Payment. Upon the closing date of an "Incentive Event" (as defined below), Executive shall receive a one-time lump-sum "Incentive Payment" (as defined below), provided that Executive cooperates and is responsive to the reasonable requests of the Company in effecting the Incentive Event; provided, however, that the Company shall not be required to make an
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Incentive Payment in respect of an Incentive Transaction that closes after an initial public offering of the common stock of the Company or any of its subsidiaries (an "IPO"). "Incentive Event" shall mean either (i) a sale to an
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unaffiliated purchaser of greater than 50% of the Company's common stock, (ii)
any transaction with an unaffiliated entity whereby Saratoga Partners III, L.P. or an affiliate thereof no longer controls the Board of Directors of the Company, or (iii) the sale of all or substantially all of the assets of the Company; provided, however, that "Incentive Event" shall not include an IPO.
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"Incentive Payment" shall be equal to two times Executive's annual base salary
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on the closing date of the Incentive Event and shall be paid within three (3)
business days of such closing date.

          (f) Fringe Benefits. The Company will maintain in effect the same nature and level of fringe benefits that Executive enjoyed before the Transactions, which shall include but not be limited to a company-paid automobile, personal computer and cellular telephone services.

          4.   Termination of Employment.  Notwithstanding any provisions to the
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contrary, Executive's employment with the Company may be terminated prior to the completion of the term described in Section 2 hereof, subject to the following terms and conditions:

          (a) Termination Without Cause. Upon the occurrences of any one of the following events: (i) a termination by the
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Company of Executive's employment with the Company at any time, other than for
Cause (as defined below), (ii) termination of Executive's employment with the Company by Executive following a material diminution of Executive's responsibilities and/or authority without his consent, (iii) termination of Executive's employment with the Company by Executive following the Company's requiring Executive, without his consent, to be based at an office or location other than the Company's facilities located in the Atlanta, Georgia metropolitan area, Clarkesville, Georgia, or within thirty-five (35) miles of either of such locations, or (iv) termination of Executive's employment with the Company by Executive following failure of the Company to comply with Section 11 hereof (such events being referred to herein collectively as "Termination
                                                                 -----------
Without Cause"), the Company shall pay to Executive the "Severance Payment,"
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which shall consist of a lump-sum cash payment in an amount equivalent to the greater of (x) two times Executive's annual base salary on that date and (y) the total of all remaining base salary for the Initial Term which would have been paid to Executive under this Agreement if Executive had not been Terminated Without Cause. The Severance Payment shall be paid to Executive as promptly as practicable, but in no event later than five (5) business days following the happening of the event described above as Termination Without Cause.

          In addition, in the event of a termination of the employment of Executive hereunder pursuant to a Termination With out Cause that occurs in anticipation of or in connection with a Transaction, or within the two-month period prior to completing a Transaction, Executive shall be entitled to receive the Incentive Payment, provided that Executive cooperates and responds to the Company's reasonable requests up to the date of such termination in effecting a Transaction; provided, however, that any Severance Payment shall be
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reduced by the amount of such Incentive Payment.

          (b) Termination for Cause. This Agreement may be terminated by the Company at any time for Cause upon written notice to Executive, given in accordance with subsections 4(d) and (e) below and Section 15 hereof (such termination being referred to herein as "Termination for Cause"). Upon the
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termination of this Agreement by the Company for Cause, the Company's obligation to pay Executive any and all compensation and benefits, including without limitation, his Base Salary and Incentive Payment shall terminate on the Date of Termination and the Company shall not be liable for any further payments to Executive hereunder except for accrued salary, accrued vacation days, reimbursement of appropriate expense vouchers, applicable
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                                      -5-

indemnification obligations and other benefit continuation obligations imposed by law.

          For purposes of this Agreement, "Cause" shall mean termination upon
                                           -----
(A) the willful failure by Executive to perform his duties with the Company or its subsidiaries (other than any such actual or anticipated failure resulting from termination by Executive as a result of a willful and material violation by the Company of its obligations hereunder), or (B) the engaging by Executive in conduct that is dishonest or in bad faith.

          (c) Voluntary Termination by Executive. Any termination of the employment of Executive hereunder by resignation, retirement or other action of Executive (other than a Termination Without Cause or a Termination for Cause) shall be deemed to be a "Voluntary Termination." In the event of a Voluntary
                         ---------------------
Termination, Executive shall give the Company thirty (30) days notice in the Notice of Termination required pursuant to Section 4(d). Upon any such Voluntary Termination, the Company's obligation to pay Executive any and all compensation and benefits, including without limitation, his Base Salary and Incentive Payments, shall terminate on the Date of Termination and the Company shall not be liable for any further payments to Executive hereunder except for
(i) accrued salary, accrued vacation days, and reimbursement of appropriate expense vouchers up to the Date of Termination included in the Notice of Termination, (ii) indemnification pursuant to Section 9 hereof, and (iii) COBRA or is successor law.

          (d) Notice of Termination. Any purported termination of Executive's employment by the Company or by Executive as described in Paragraphs 3(a), (b) or (c) above shall be communicated by written Notice of Termination to the other party. For purposes of this Agreement, "Notice of Termination" shall mean
                                              ---------------------
a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the specific facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

          (e)  Date of Termination.  "Date of Termination" shall mean the date
                                      -------------------
specified in the Notice of Termination.

          5.   Devotion of Time.  Except for vacations as provided herein and
               ----------------
absences due to temporary illness, Executive agrees to devote his full business time, best efforts and undivided attention and energies during the term of this Agreement
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to the performance of his duties and to advance the Company's interests. During the term of this Agreement, Executive shall not, without the prior written approval of the Board of Directors, or its designee, be engaged in any other business activity which, in the reasonable judgment of the Board of Directors, conflicts with the duties of Executive hereunder, whether or not such business activity is pursued for gain, profit, or other pecuniary advantage; but this restriction shall not be construed as preventing Executive from investing his assets in such form or manner as will not require the performance of services of Executive in the operations of the affairs of the enterprises or companies in which said investments are made. Notwithstanding the foregoing, (i) services which are neither substantial nor significant, individually or in the aggregate, shall be permitted with respect to investments of Executive provided that they shall not have an adverse effect on Executive's duties hereunder, and (ii) Executive shall at no time during the term of this Agreement own or control directly or indirectly 5% or more of any class of securities of any public company.

          6.   Effect of Termination.
               ---------------------

          (a) Non-Competition. Executive agrees that during the period of Executive's employment by the Company and for a period of eighteen months after this Agreement has been terminated (if such termination is the result of a Termination for Cause or a Voluntary Termination):

                 (i) Executive will not divert, solicit, or pirate on Executive's behalf, or on the behalf of any employer, person, or entity, any customer of the Company for whom services were performed during the last two years of Executive's employment with the Company.

                 (ii) Executive will not divert, solicit, or pirate on Executive's behalf, or on the behalf of any employer, person, or entity, any employee of the Company or directly or indirectly cause any such employee to leave the Company's employment.

                 (iii) Executive will not, either directly, on Executive's
behalf or in the service or on behalf of others, render or be retained to render similar services (defined as set forth in Section 1 of this Agreement) whether as an officer, partner, trustee, consultant, or employee, for any business engaged in the same business as the Company including any customer of the
Company for whom Executive has provided serv-
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ices during the last two years of Executive's employment with the Company. "Same
                                                                            ----
Business" means the manufacture, sale or distribution of apparel or non-apparel
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snap fastener, zippers, or tack buttons, rivets and burrs.

          The geographic area to which the restrictions and covenants in this
Section 6(a) apply is the area comprising the Unites States.

          (b) Tolling. In the event of breach of any post-employment covenants or restriction contained in this Agreement, the period of restraining set forth therein shall be automatically tolled and suspended for the amount of time that the violation continues.

          (c) Survival of Certain Provisions. Sections 6, 7 and 16 of this Agreement shall survive termination of this Agreement.

          7.   Confidential Information.
               ------------------------

          (a) Confidentiality. During the period of Executive's employment with the Company and for all periods thereafter, Executive shall not disclose in any manner or for any reason, without the Company's prior written consent, any confidential business information (not already otherwise made public) about the affairs and business of the Company or any of its subsidiaries or affiliates or make the same available, to any competitor of the Company, or a subsidiary or affiliate thereof, or any other person or organization (except to other employees of the Company or its subsidiaries or affiliates in the course of their employment), unless in furtherance of the business or purpose of the Company or unless Executive is required to make such disclosure pursuant to a valid subpoena or other court order. Upon termination of Executive's employment with the Company, Executive shall deliver to the Company all materials, including personal notes and reproductions relating to the Company's business in the possession or control of Executive.

          (b) Trade Secrets. Executive understands and agrees that the covenants, restrictions and prohibitions against disclosure of confidential information in Section 7(a) above are in addition to, and not in lieu of, any rights or remedies which the Company may have available pursuant to the laws of any jurisdiction or at common law to prevent disclosure of trade secrets or proprietary information, and the enforcement by the Company of its rights and remedies pursuant to this
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                                      -8-

Agreement shall not be construed as a waiver of any other rights or available remedies which it may possess in law or equity absent this Agreement.

          8.   Withholding.  Executive acknowledges that the Company may
               -----------
withhold from amounts payable to Executive under this Agreement with respect to certain income, unemployment and social security taxes required to be withheld from the wages of employees under applicable Federal, State, and local law. No other taxes, fees, impositions, duties or other charges of any kind shall be deducted or withheld from amounts payable hereunder, unless otherwise required by law.

          9.   Indemnification.  the Company and each of its respective
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subsidiaries for whom Executive is an officer shall indemnify and hold harmless
Executive in his capacity as an officer as provided in the certificate of incorporation and by-laws of the Company, as amended from time to time. This provision shall in no manner limit the Company's right to amend its certificate of incorporation or by-laws.

          10.  Assignability.  This Agreement and all rights hereunder are
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personal to Executive and shall not be assignable except in accordance with the laws of descent and distribution, and any purported assignment in violation thereof shall not be valid or binding on the Company. This Agreement, however, shall inure to the benefit of, and be binding upon each successor of, the Company, whether resulting from a merger or consolidation or to the recipient of all or substantially all of the assets of the Company (and such successor shall thereafter be deemed the same as the Company for purposes of this Agreement). This Agreement shall in no way restrict the Company's right to merge, consolidate, sell all or substantially all of its assets or engage in any business combination or other transaction of any nature, subject to the provisions of Section 11 hereof, as they may be applicable.

          11.  Successorship Obligation.  In the event of (i) a consolidation or
               ------------------------
merger of the Company with or into another corporation or entity, (ii) a sale to an unaffiliated purchaser of greater than 50% of the Company's common stock,
(iii) any transaction with an unaffiliated entity whereby Saratoga Partners or an affiliate of Saratoga Partners no longer controls the Board of Directors of the Company, or (iv) the sale of substantially all of the operating assets of the Company to another corporation, entity or person, the successor-in-interest shall be deemed to have assumed all liabilities of the Company hereunder and shall assume such liabilities in a written state-
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ment executed and delivered to Executive upon which the successor-in-interest shall be substituted for the Company under this Agreement and the Company shall be excused from any further obligation hereunder.

          12.  Entire Agreement.  This Agreement supersedes and replaces any and
               ----------------
all present, written or oral, agreements, of employment and severance agreements or arrangements between the parties hereto or their predecessors or affiliates (including, without limitation, the Employment Agreement dated January 1, 1995 between the Company Fasteners, Inc. and Executive, as modified by the Termination Agreement between the Company Fasteners, Inc. and Executive dated as of October 17, 1995), and all such agreements are hereby deemed canceled, revoked, and of no further force or effect; provided, however, that it is
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understood that this Agreement is not intended to modify or affect in any manner (i) the Patent and Confidential Information Agreement between the Company and Executive attached hereto as Exhibit B, or (ii) the Employee Patent and
                                 ---------
Secrecy Agreement between the Company and Executive attached hereto as Exhibit
                                                                       -------
C.
-

          13.  Acknowledgment.  The restrictions contained in Sections 5, 6 and
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7 hereof are considered reasonable by Executive and the Company and it is the desire of both parties that such restrictions and the other provisions of this Agreement be enforced to the fullest extent permissible under the laws and the public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any such restriction or provision shall be found to be void or invalid but would be valid if some part thereof were deleted or the period or area of application reduced, such restriction or provisions shall apply with such modification as shall be necessary to make it valid and effective. A deletion resulting from any adjudication shall occur only with respect to the operation of the provision or a portion thereof affected in the particular jurisdiction in which such adjudication is made, and each court or other body are hereby empowered to modify by reduction, rather that deletion, the time periods or other restrictions referred to in the provisions of this Agreement.

          14.  Modification.  This Agreement constitutes the whole agreement of
               ------------
employment of Executive by the Company and there are no terms other than those stated herein. No variation hereof shall be deemed valid unless in writing and signed by the parties hereto, and no discharge of the terms hereof shall be deemed valid unless by full performance by the parties hereto and by a writing signed by the parties hereto. No waiver by either party of any provision or condition of this
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Agreement by him or it to be performed shall be deemed a waiver of similar or dissimilar provisions and conditions at the same time or any prior or subsequent time.

          15.  Notices.  Any notice, statement report, request or demand
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required or permitted to be given by this Agreement shall be in writing, and shall be sufficient if addressed and sent by certified mail, return receipt requested, to the parties at the addresses set forth below or at such other place that either party may designate by notice to the other:

          Company:

          Highway 385 South/441 Business
          Clarkesville, GA  30523
          Attention:  David J. Barrett

          with copies to:

          Saratoga Partners III, L.P.
          535 Madison Avenue
          New York, NY  10022
          Attention:  Christian Oberbeck

          Executive:

          c/o Scovill Fasteners Inc.
          Highway 385 South/441 Business
          Clarkesville, GA  30523

          16.  Equitable Relief/Payment of Fees.  The parties to this Agreement
               --------------------------------
agree that each of them shall be entitled, in addition to any other remedies they may have under this Agreement, at law, or otherwise, to immediate injunctive and other equitable relief to prevent or curtail any breach of this Agreement. Each party agrees to indemnify the other party for all costs and attorney's fees incurred in enforcing this Agreement should the first such party prevail in any litigation over a breach of any provision of this Agreement.

          17.  Governing Law.  This Agreement shall be governed by the laws of
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the State of Georgia (regardless of the laws that might otherwise govern under applicable principles or conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.
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                                      -11-

          18.  Mandatory Arbitration.  Should any dispute arise as to the
               ---------------------
interpretation and enforcement of the terms of this Agreement, each party irrevocably consents to submit all disputes arising out of the obligations created by this Agreement to mandatory, binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association, to be held in Atlanta, Georgia.

          19.  Counterparts.  This Agreement may be executed in counterparts,
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each of which shall be an original, but which together shall constitute one and the same instrument.

          20.  Limited Agreements.  This Agreement is intended by the parties to
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govern only those rights and obligations described herein, and it is not the parties' intent to abrogate any other rights in favor of Executive or the Company provided under Federal or State Law.

          21.  Term Sheet.  The parties hereto shall use their best efforts to
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effect the transactions and enter into the agreements outlined in the Term Sheet attached hereto as Exhibit A on substantially the terms set forth therein.
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This Agreement shall be null and void if the parties are unable to do so.

          22.  Headings.  The Section headings contained in this Agreement are
               --------
for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
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          IN WITNESS HEREOF, the parties hereby have duly executed this
Agreement as of the date first written above.



________________                                  _________________________
Executive                                         SLF Corporation

                                                  By:  ____________________
                                                  Name:
                                                  Title: